July 27, 2011

Maiden Holdings, Ltd. Reports Second Quarter Operating Earnings of $11.2 Million; Net Loss of $24.4 Million Result of Previously Announced Charges for Senior Debt Offering and U.S. Storm Activity

Book Value of $10.52 per Share(5) Up 1.2% Since Year-End 2010

Second Quarter 2011 Financial Highlights

•	Net operating earnings(1) of $11.2 million compared with $21.2 million in second quarter of 2010; Operating EPS(1) of $0.15 per share compared to $0.30 per share in second quarter of 2010

•	Second quarter 2011 results include previously announced $9.5 million or $0.13 per share underwriting impact from second quarter U.S. thunderstorm and tornado activity

•	Net written premium of $437.0 million increased 39.6% from second quarter of 2010

•	Net earned premium of $367.8 million increased 29.6% from second quarter of 2010

•	Net investment income of $19.8 million up 5.0% from second quarter of 2010

•	Successful $107.5 million Senior Notes offering to reduce interest expense by $6.2 million or $.08 per share on an on annualized basis

•	Total assets of $3.3 billion increased 10.4% from year-end 2010

•	Annualized operating return on equity(1) of 5.9% for the second quarter 2011 and 8.3% 2011 year to date

•	Net loss of $24.4 million the result of $35.4 million or $0.49 per share in non-recurring charges related to recently completed public debt offering

•	Combined ratio(10) of 99.8% compared with 96.3% in the second quarter of 2010

•	U.S. storm activity increased combined ratio by 2.6% in second quarter 2011

HAMILTON, Bermuda - Maiden Holdings, Ltd. (Nasdaq:  MHLD) today reported a second quarter 2011 net loss of $24.4 million or ($0.34) per diluted share(4) and net operating earnings(1) of $11.2 million or $0.15 per diluted share.

Commenting on Maiden’s results, Maiden’s CEO Art Raschbaum said “Despite the impact of non-recurring debt issuance related charges and unprecedented frequency and severity of storms in the second quarter, we continued our efforts to strengthen earnings by strategically expanding the underwriting portfolio in a disciplined manner, growing our asset base and reducing the debt cost of capital.  Notwithstanding the impact of the unusual frequency and severity of weather related losses in the quarter, Maiden maintained profitable underwriting results for the quarter and through the first six months reflecting our continued focus on serving the non-catastrophe needs of our regional and specialty insurer clients."

At June 30, 2011, shareholders' equity of $759.3 million grew 1.2% from year-end 2010 and book value per share(5)  increased 1.2% to $10.52 from $10.40 at year-end 2010.

Maiden Holdings, Ltd.
Second Quarter 2011 Earnings Report
July 27, 2011

Second Quarter 2011 Results

On June 24, 2011, Maiden completed a $107.5 million offering of 8.25% Senior Notes which mature on June 15, 2041. On July 15, 2011, Maiden redeemed a like amount of junior subordinated debt related to its 2009 TRUPS Offering. As a result of these transactions, in the second quarter 2011 Maiden incurred certain non-recurring charges, including an early redemption charge of $15.1 million or $0.21 per share, as well as a non-cash charge of $20.3 million or $0.28 per share related to accelerated amortization of discount and issuance costs of junior subordinated debt redeemed on July 15, 2011.

Net written premium totaled $437.0 million compared with $313.1 million in the second quarter of 2010. Net earned premium of $367.8 million increased 29.6% from $283.8 million for the same period last year.

Net investment income of $19.8 million grew 5.0% from $18.9 million in the second quarter of 2010.

Loss and loss adjustment expenses of $250.6 million rose $75.2 million from $175.4 million in the second quarter of 2010. Results reflected a loss ratio(7) of 67.7% compared with 61.8% for the same period a year ago.

Commission and other acquisition expenses together with general and administrative expenses of $118.7 million increased $20.7 million from the year ago quarter and reflected a total expense ratio of 32.1% compared with 34.5%. General and administrative expenses for the quarter totaled $12.8 million compared with $9.5 million in the second quarter of 2010. These results reflected a general and administrative expense ratio(9) of 3.5% compared to 3.3% in the second quarter of 2010.

The combined ratio(10) for the second quarter totaled 99.8% compared with 96.3% in the second quarter of 2010.

Total assets of $3.3 billion increased 10.4% from $3.0 billion from year end 2010. Total investable assets(3) of $2.45 billion which include total investments, cash, restricted cash, cash equivalents, funds withheld and a loan to a related party, increased $96.1 million from year end 2010. Shareholders' equity totaled $759.3 million up 1.2% from $750.2 million at year end 2010.

As previously disclosed, on June 24, 2011, the Company issued $107.5 million of 8.25% Senior Notes which mature on June 15, 2041. On July 15, 2011, the Company completed a redemption of a like amount of junior subordinated debentures associated with its 2009 TRUPS Offering. The Senior Notes commenced trading on the New York Stock Exchange on July 21, 2011 under the ticker symbol “MHNA”.

During the second quarter of 2011, the Board of Directors declared a dividend of $0.07 per share.

Maiden Holdings, Ltd.
Second Quarter 2011 Earnings Report
July 27, 2011

2011 Year-to-Date Results

Net written premium of $886.5 million increased 42.0% from $624.3 million during the first half of 2010. Net earned premium of $714.3 million grew $166.6 million, or 30.4%, from $547.7 million for the same period last year.

Net investment income of $39.0 million increased 6.9% from $36.5 million in the first six months of 2010.

Loss and loss adjustment expenses of $471.8 million rose $126.1 million from $345.6 million in the first half of 2010. Results reflected a loss ratio of 65.4% compared with 63.1% for the same period a year ago. U.S. storm activity in 2011 increased the loss ratio by 1.3 points.

Commission and other acquisition expenses together with general and administrative expenses of $238.0 million increased $54.1 million from the first half of last year and reflected a total expense ratio of 33.0% compared with 33.6%. General and administrative expenses for the period totaled $25.1 million compared with $18.0 million in 2010. These results reflected a general and administrative expense ratio of 3.5% compared to 3.3% in the first half of 2010.

The combined ratio(10) for the first half of 2011 totaled 98.4% compared with 96.7% in the first half of 2010.

Conference Call

Maiden CEO Art Raschbaum and CFO John Marshaleck will review these results tomorrow morning via teleconference and live audio webcast beginning at 10:00 a.m. AT (9:00 a.m. ET).

To participate please access one of the following no later than 9:55 a.m. AT (8:55 a.m. ET):

1.877.734.5373 for U.S. callers

1. 973.200.3059 for callers outside the U.S.

Webcast:  http://www.maiden.bm/presentations_conferences

A replay of the conference call will be available beginning at 1:00 p.m. AT (12:00 p.m. ET), July 28, 2011 through midnight on August 4, 2011. To listen to the replay please dial toll free: 1.855.859.2056 (U.S. callers) or toll 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 83404930; or access http://www.maiden.bm/presentations_conferences.

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007. Through our subsidiaries which are each A- rated (excellent) by A.M. Best, we are focused on providing non-catastrophic, customized reinsurance products and services, to small and mid-size insurance companies in the United States and Europe. As of June 30, 2011, the Company had $3.3 billion in assets and total capital(6) of $1,082.1 million including shareholders' equity of $759.3 million. MHLD-G

Maiden Holdings, Ltd.
Second Quarter 2011 Earnings Report
July 27, 2011

You may access the Maiden Holdings, Ltd. Logo via http://www.globenewswire.com/newsroom/prs/?pkgid=5006

(1)(3)(4)(5)(6)Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(7)(10) Loss ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:	Maiden Holdings, Ltd.

John Marshaleck

441.298.4902

irelations@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands (000's), except per share data)

	June 30, 2011 (Unaudited)	December 31, 2010 (Audited)
Assets
Fixed maturities, available-for-sale, at fair value (amortized cost $1,774,615; $1,819,775)	$1,850,779	$1,874,433
Fixed maturities, trading, at fair value (amortized cost $50,172)	49,860	-
Other investments, at fair value (cost $1,783; $5,751)	1,962	5,847
Total investments	1,902,601	1,880,280
Cash and cash equivalents	198,356	96,151
Restricted cash and cash equivalents	67,207	89,756
Accrued investment income	12,294	14,091
Reinsurance balances receivable, net	379,806	226,333
Funds withheld	145,515	152,713
Prepaid reinsurance premiums	37,555	28,992
Reinsurance recoverable on unpaid losses	15,587	6,656
Loan to related party	167,975	167,975
Deferred commission and other acquisition costs	245,423	203,631
Goodwill and intangible assets, net	101,284	103,905
Other assets	19,688	12,079
Total Assets	$3,293,291	$2,982,562
Liabilities and Equity
Liabilities
Reserve for loss and loss adjustment expenses	$1,279,709	$1,226,773
Unearned premiums	841,017	657,556
Accrued expenses and other liabilities	90,206	56,368
Securities sold under agreements to repurchase, at contract value	-	76,225
Senior notes	107,500	-
Junior subordinated debt	215,228	215,191
Total Liabilities	2,533,660	2,232,113

Equity:
Common shares	731	731
Additional paid-in capital	577,904	577,135
Accumulated other comprehensive income	77,848	54,334
Retained earnings	106,654	121,775
Treasury stock, at cost	(3,801)	(3,801)
Total Maiden Shareholders’ Equity	759,336	750,174
Noncontrolling interest in subsidiary	295	275
Total Equity	759,631	750,449
Total Liabilities and Equity	$3,293,291	$2,982,562

Book value per share (5)	$10.52	$10.40

Common shares outstanding	72,150,630	72,107,100

Maiden Holdings, Ltd.
Income Statement
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2010	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2010
Revenues:
Gross premiums written	$462,395	$334,784	$933,172	$662,166

Net premiums written	$436,966	$313,050	$886,466	$624,341
Change in unearned premiums	(69,183)	(29,266)	(172,148)	(76,628)
Net premiums earned	367,783	283,784	714,318	547,713
Other insurance revenue	2,179	-	6,834	-
Net investment income	19,818	18,875	38,959	36,456
Net realized and unrealized investment gains (losses)	591	535	638	847
Total revenues	390,371	303,194	760,749	585,016
Expenses:
Net loss and loss adjustment expenses	250,599	175,354	471,781	345,639
Commission and other acquisition expenses	105,824	88,447	212,896	165,843
General and administrative expenses	12,839	9,484	25,132	18,036
Total expenses	369,262	273,285	709,809	529,518

Income from operations (2)	21,109	29,909	50,940	55,498

Other expense
Amortization of intangible assets	(1,259)	(1,452)	(2,517)	(2,904)
Foreign exchange gains (losses)	939	(414)	2,001	(1,567)
Interest and amortization expense	(9,292)	(9,116)	(18,410)	(18,231)
Accelerated amortization of junior subordinated debt discount and issuance cost	(20,313)	-	(20,313)	-
Junior subordinated debt redemption expense	(15,050)	-	(15,050)	-
	(44,975)	(10,982)	(54,289)	(22,702)

(Loss) income before income taxes	(23,866)	18,927	(3,349)	32,796
Income taxes:
Current tax expense	211	-	1,096	-
Deferred tax expense	295	290	582	590
Income tax expense	506	290	1,678	590

Net (loss) income	$(24,372)	$18,637	$(5,027)	$32,206
Less: Loss attributable to noncontrolling interest	6	-	3	-
Net (loss) income attributable to Maiden	(24,366)	18,637	(5,024)	32,206
Net operating earnings (1)	$11,204	$21,239	$30,982	$37,401

Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.34)	$0.27	$(0.07)	$0.46
Diluted (loss) earnings per common share attributable to Maiden shareholders (4)	$(0.34)	$0.26	$(0.07)	$0.46
Basic operating earnings per common share attributable to Maiden shareholders	$0.16	$0.30	$0.43	$0.53
Diluted operating earnings per common share attributable to Maiden shareholders	$0.15	$0.30	$0.43	$0.53

Dividends declared per common share	$0.07	$0.065	$0.14	$0.13

Weighted average number of basic shares outstanding	72,118,315	70,291,894	72,112,785	70,291,650
Weighted average number of diluted shares outstanding	72,945,339	70,770,849	72,863,494	70,773,764

Net Loss and loss adjustment expense ratio (7)	67.7%	61.8%	65.4%	63.1%
Commission and other acquisition expense ratio (8)	28.6%	31.2%	29.5%	30.3%
General and administrative expense ratio (9)	3.5%	3.3%	3.5%	3.3%
Combined ratio (10)	99.8%	96.3%	98.4%	96.7%
Annualized return on equity	(12.8%)	10.4%	(1.3%)	9.3%
Annualized return on equity on operating earnings	5.9%	11.9%	8.3%	10.8%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands (000's), except per share data)
(Unaudited)

	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2010	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2010
Reconciliation of net income to net operating earnings:
Net (loss) income attributable to Maiden	$(24,366)	$18,637	$(5,024)	$32,206
Add (subtract)
Net realized and unrealized investment (gains) losses	(591)	(535)	(638)	(847)
Foreign exchange (gains) losses	(939)	414	(2,001)	1,567
Amortization of intangible assets	1,259	1,452	2,517	2,904
Accelerated amortization of junior subordinated debt discount and issuance cost	20,313	-	20,313	-
Junior subordinated debt redemption expense	15,050	-	15,050	-
Non-recurring general and administrative expenses relating to acquisition of GMAC International Insurance	183	981	183	981
Non-cash deferred tax charge	295	290	582	590
Net operating earnings attributable to Maiden (1)	$11,204	$21,239	$30,982	$37,401

Operating earnings per common share attributable to Maiden shareholders:

Basic earnings per common share attributable to Maiden shareholders	$0.16	$0.30	$0.43	$0.53
Diluted earnings per common share attributable to Maiden shareholders	$0.15	$0.30	$0.43	$0.53

Reconciliation of net income to income from operations:
Net (loss) income attributable to Maiden	$(24,366)	$18,637	$(5,024)	$32,206
Add (subtract)
Foreign exchange (gains) losses	(939)	414	(2,001)	1,567
Amortization of intangible assets	1,259	1,452	2,517	2,904
Interest and amortization expense	9,292	9,116	18,410	18,231
Accelerated amortization of junior subordinated debt discount and issuance cost	20,313	-	20,313	-
Junior subordinated debt redemption expense	15,050	-	15,050	-
Income tax expense	506	290	1,678	590
Loss attributable to noncontrolling interest	(6)	-	(3)	-
Income from operations attributable to Maiden (2)	$21,109	$29,909	$50,940	$55,498

	June 30, 2011	December 31, 2010
Investable assets:
Total investments	$1,902,601	$1,880,280
Cash and cash equivalents	198,356	96,151
Restricted cash and cash equivalents	67,207	89,756
Funds withheld (3)	113,100	119,000
Loan to related party	167,975	167,975
Total investable assets (3)	$2,449,239	$2,353,162

Capital:
Junior subordinated debt	$215,228	$215,191
Senior notes	107,500	-
Total Maiden shareholders' equity	759,336	750,174
Total capital (6)	$1,082,064	$965,365

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding realized investment gains and losses, foreign exchange gains and losses, amortization of intangible assets, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt redemption expense, non-recurring general and administrative expenses relating to acquisition and non-cash deferred tax charge and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange  gains and losses, amortization of intangible assets, interest and amortization expense, accelerated amortization of junior subordinated debt discount and issuance cost, junior subordinated debt redemption expense, income tax expense and loss attributable to noncontrolling interest and should not be considered as an alternative to net income.  The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents, loan to a related party and the portion of the funds withheld balance that comprises fixed maturity securities and cash and cash equivalents.

(4) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.

(5) Calculated by dividing total Maiden shareholders' equity by total common shares outstanding.

(6) Capital is the total of the Company's junior subordinated debt, senior notes and shareholders' equity.  The total capital as of June 30, 2011 is temporarily increased by $88,973, which represents the amount of junior subordinated debentures (net of accelerated amortization of discount) which were redeemed on July 15, 2011.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Three Months Ended June 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$158,020	$216,449	$62,497	$436,966
Net premiums earned	170,288	136,299	61,196	367,783
Other insurance revenue	2,179	-	-	2,179
Net losses and loss expenses	(116,387)	(94,740)	(39,472)	(250,599)
Commissions and other acquisition costs	(48,257)	(38,116)	(19,451)	(105,824)
General and administrative expenses	(8,309)	(596)	(472)	(9,377)
Underwriting (loss) income	$(486)	$2,847	$1,801	$4,162

Reconciliation to net loss before income taxes
Net investment income and realized and unrealized investment gains (losses)				20,409
Amortization of intangible assets				(1,259)
Foreign exchange gains				939
Interest and amortization expense				(9,292)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt redemption expense				(15,050)
Other general and administrative expenses				(3,462)

Net loss before income taxes				$(23,866)

Net loss and loss expense ratio (7)	67.5%	69.5%	64.5%	67.7%
Acquisition cost ratio (8)	28.0%	28.0%	31.8%	28.6%
General and administrative expense ratio (9)	4.8%	0.4%	0.8%	3.5%
Combined ratio (10)	100.3%	97.9%	97.1%	99.8%

For the Three Months Ended June 30, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$136,709	$109,123	$67,218	$313,050
Net premiums earned	161,779	101,664	20,341	283,784
Net losses and loss expenses	(99,218)	(63,423)	(12,713)	(175,354)
Commissions and other acquisition costs	(48,386)	(33,090)	(6,971)	(88,447)
General and administrative expenses	(5,726)	(598)	-	(6,324)
Underwriting income	$8,449	$4,553	$657	$13,659

Reconciliation to net income before income taxes
Net investment income and realized investment gains (losses)				19,410
Amortization of intangible assets				(1,452)
Foreign exchange losses				(414)
Interest and amortization expense				(9,116)
Other general and administrative expenses				(3,160)

Net income before income taxes				$18,927

Net loss and loss expense ratio (7)	61.3%	62.4%	62.5%	61.8%
Acquisition cost ratio (8)	29.9%	32.5%	34.3%	31.2%
General and administrative expense ratio (9)	3.5%	0.6%	-	3.3%
Combined ratio (10)	94.7%	95.5%	96.8%	96.3%

(7) Calculated by dividing net losses and loss expenses by net earned premium and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by net earned premium and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by net earned premium and other insurance revenue.
(10) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands (000's))
(Unaudited)

For the Six Months Ended June 30, 2011	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$416,838	$343,163	$126,465	$886,466
Net premiums earned	344,522	250,773	119,023	714,318
Other insurance revenue	6,834	-	-	6,834
Net losses and loss expenses	(226,732)	(168,279)	(76,770)	(471,781)
Commissions and other acquisition costs	(99,677)	(75,353)	(37,866)	(212,896)
General and administrative expenses	(16,337)	(1,264)	(1,015)	(18,616)
Underwriting income	$8,610	$5,877	$3,372	$17,859

Reconciliation to net loss before income taxes
Net investment income and realized and unrealized investment gains (losses)				39,597
Amortization of intangible assets				(2,517)
Foreign exchange gains				2,001
Interest and amortization expense				(18,410)
Accelerated amortization of junior subordinated debt discount and issuance cost				(20,313)
Junior subordinated debt redemption expense				(15,050)
Other general and administrative expenses				(6,516)

Net loss before income taxes				$(3,349)

Net loss and loss expense ratio (7)	64.5%	67.1%	64.5%	65.4%
Acquisition cost ratio (8)	28.4%	30.0%	31.8%	29.5%
General and administrative expense ratio (9)	4.6%	0.6%	0.9%	3.5%
Combined ratio (10)	97.5%	97.7%	97.2%	98.4%

For the Six Months Ended June 30, 2010	Diversified Reinsurance	AmTrust Quota Share Reinsurance	ACAC Quota Share	Total
Net premiums written	$304,623	$230,679	$89,039	$624,341
Net premiums earned	312,959	212,323	22,431	547,713
Net losses and loss expenses	(198,635)	(132,985)	(14,019)	(345,639)
Commissions and other acquisition costs	(88,900)	(69,238)	(7,705)	(165,843)
General and administrative expenses	(11,598)	(1,072)	-	(12,670)
Underwriting income	$13,826	$9,028	$707	$23,561

Reconciliation to net income before income taxes
Net investment income and realized investment gains (losses)				37,303
Amortization of intangible assets				(2,904)
Foreign exchange losses				(1,567)
Interest and amortization expense				(18,231)
Other general and administrative expenses				(5,366)

Net income before income taxes				$32,796

Net loss and loss expense ratio (7)	63.5%	62.6%	62.5%	63.1%
Acquisition cost ratio (8)	28.4%	32.6%	34.3%	30.3%
General and administrative expense ratio (9)	3.7%	0.5%	-	3.3%
Combined ratio (10)	95.6%	95.7%	96.8%	96.7%

(7) Calculated by dividing net losses and loss expenses by net earned premium and other insurance revenue.
(8) Calculated by dividing commission and other acquisition expenses by net earned premium and other insurance revenue.
(9) Calculated by dividing general and administrative expenses by net earned premium and other insurance revenue.
(10) Calculated by adding together net loss and loss expense ratio, acquisition cost ratio and general and administrative expense ratio.